Exhibit 99.2

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

KEVIN DIEP, derivatively on behalf of EL POLLO LOCO HOLDINGS, INC.,

Plaintiff,

v.

STEPHEN J. SATHER, LAURANCE ROBERTS, EDWARD J. VALLE, KAY BOGEAJIS, DOUGLAS K. AMMERMAN, SAMUEL N. BORGESE, and TRIMARAN POLLO PARTNERS, L.L.C.,

Defendants,

and

EL POLLO LOCO HOLDINGS, INC.,

Nominal Defendant.

C.A. No. 12760-CM

NOTICE OF PENDENCY OF DERIVATIVE ACTION,
PROPOSED PARTIAL SETTLEMENT OF DERIVATIVE ACTION,

SETTLEMENT HEARING AND RIGHT TO APPEAR

TO: ALL OWNERS OF EL POLLO LOCO HOLDINGS, INC., (“EL POLLO LOCO,” OR THE “COMPANY”) COMMON STOCK (TICKER SYMBOL: LOCO) AS OF APRIL 22, 2021, WHO CONTINUE TO OWN SUCH SHARES THROUGH THE DATE OF THE SETTLEMENT HEARING (“CURRENT EL POLLO LOCO STOCKHOLDERS”).

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF STOCKHOLDER DERIVATIVE LITIGATION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS.

IF THE COURT APPROVES THE PROPOSED SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE FAIRNESS OF THE

PROPOSED SETTLEMENT OR PURSUING THE RELEASED PLAINTIFF’S CLAIMS AGAINST THE RELEASED DEFENDANT PERSONS.

This Notice relates to a proposed partial settlement (the “Settlement”) of the above-captioned, derivative action (the “Action”), pending in the Court of Chancery of the State of Delaware (the “Court”), which was brought by an El Pollo Loco stockholder on behalf of El Pollo Loco. Subject to the approval of the Court, the proposed Settlement will resolve all claims brought, or that could have been brought, against the Settling Defendants.

The complete terms of the Settlement, which remains subject to approval of the Court, are set forth in the Stipulation and Agreement of Compromise and Settlement, dated April 22, 2021 (the “Stipulation”),1 entered into by and among: (i) plaintiff Kevin Diep (“Plaintiff”), derivatively on behalf of El Pollo Loco; and (ii) defendants Kay Bogeajis, Laurance Roberts, Stephen J. Sather, Edward J. Valle, Douglas K. Ammerman, and Samuel N. Borgese (collectively, the “Settling Defendants,” and together with Plaintiff, the “Settling Parties”).2

Because the Action was brought as a derivative action on behalf of El Pollo Loco for the benefit of El Pollo Loco, the benefits of the Settlement will go directly to El Pollo Loco. Thus, Current El Pollo Loco Stockholders will not submit claims in connection with the Settlement, and stockholders are not required to take any action in response to this Notice.

I.WHAT IS THE PURPOSE OF THIS NOTICE?

You have received this Notice because you have been identified as a Current El Pollo Loco stockholder. The purpose of this notice (the “Notice”) is to inform you about: (a) this Action; (b) the proposed Settlement, subject to Court approval, on the terms and conditions set forth in the Stipulation; and (c) your rights, among other things, to object to the Settlement and attend the hearing that the Court will hold on September 10, 2021, at 1:30 p.m. at the Court of Chancery of the State of

1 All capitalized terms are defined in the Stipulation unless otherwise noted. The Stipulation has been filed with the Court and may be inspected at the following website: https://investor.elpolloloco.com/corporate-governance.

2 The Stipulation does not release any of Plaintiff’s claims against Trimaran Pollo Partners, L.L.C. (“Trimaran” or the “Non-Settling Defendant”). Trimaran and the Settling Defendants are referred to as “Defendants.”

Delaware, Leonard L. Williams Justice Center, 500 North King Street, Wilmington, Delaware 19801 (the “Settlement Hearing”).

At the Settlement Hearing, the Court will be asked to:

a.	Determine whether each of the provisions of Court of Chancery Rule 23.1 has been satisfied with respect to the Settlement.

b.	Determine whether Plaintiff and Plaintiff’s Counsel have adequately represented the interests of El Pollo Loco and El Pollo Loco Stockholders;

c.	Determine whether the proposed Settlement described in the Stipulation is fair, reasonable, and adequate to Plaintiff, El Pollo Loco and El Pollo Loco Stockholders, and should be approved by the Court;

d.	Determine whether the Order and Partial Final Judgment should be entered dismissing the Settling Defendants from the Action with prejudice;

e.	Enter a bar order (the “Bar Order”) in substantially the following form:

Any claims against the Released Defendant Persons, in which the injury claimed is the claimant’s actual or threatened liability to Plaintiff, El Pollo Loco or any El Pollo Loco stockholder, arising out of or relating to the claims asserted in, or arising out of or relating to the subject matter of, the Derivative Action, including without limitation any third party claims for contribution in accordance with 10 Del. C. § 6304(b) and any similar laws and statutes, are hereby barred.

f.	Hear and consider any objections to the proposed Settlement; and

g.	Consider any other matters that may properly be brought before the Court in connection with the proposed Settlement.

This Notice describes the rights you may have under the Stipulation and what steps you may, but are not required to, take concerning the proposed Settlement. If the Court approves the Settlement, the Settling Parties will ask the Court to approve an Order and Partial Final Judgment that will dismiss the Settling Defendants from the Action.

II.WHAT IS THIS CASE ABOUT?

THE FOLLOWING DESCRIPTION OF THIS CASE HAS BEEN PREPARED BY COUNSEL FOR THE PARTIES. THE COURT HAS MADE NO FINDINGS ABOUT SUCH MATTERS, AND THIS NOTICE IS NOT AN EXPRESSION OR STATEMENT BY THE COURT OF ANY FINDINGS OF FACT.

On September 20, 2016, Plaintiff initiated this Derivative Action against Defendants by filing a Verified Stockholder Derivative Complaint (the “Complaint”) on behalf of El Pollo Loco, asserting claims for breaches of fiduciary duties.

On December 2, 2016, Defendants filed a Motion to Stay or Dismiss the Derivative Action (the “Motion to Stay or Dismiss”), arguing that (1) the Derivative Action should be stayed until the resolution of the related securities class action, captioned Turocy v. El Pollo Loco Holdings, Inc., No. 8:15-cv-01343-DOC-KES, pending in the United States District Court for the Central District of California (the “Securities Action”), or (2) in the alternative, the Derivative Action should be dismissed pursuant to Court of Chancery Rules 23.1 and 12(b)(6).

On March 17, 2017, oral argument was held on the Motion to Dismiss or Stay. The Court issued an oral ruling following argument which (1) denied Defendants’ Motion to Dismiss the Derivative Action, (2) denied Defendants’ Motion to Stay the first count of the Complaint, and (3) granted Defendants’ Motion to Stay the second count of the Complaint pending resolution of the Securities Action. On March 24, Plaintiff and Defendants filed a [Proposed] Order implementing the Court’s March 17, 2017 Ruling, which the Court entered on March 27, 2017.

On May 5, 2017, Defendants and El Pollo Loco filed answers to the Complaint.

On June 26, 2017, Plaintiff and Defendants participated in an in-person full day mediation to discuss possible resolution of the Derivative Action, with the

Honorable Layn R. Phillips of Phillips ADR Enterprises (“PADRE”) acting as mediator.

On August 14, 2017, Plaintiff’s Counsel filed a status update letter informing the Court that Plaintiff and Defendants had been exploring a potential resolution of the Derivative Action, of the prior June 26 mediation, and that settlement discussions were ongoing.

On or about October 6, 2017, the El Pollo Loco board of directors (the “Board”) established a special litigation committee of the Board (the “SLC”) and empowered it to, among other things, (1) investigate and evaluate the allegations and issues raised the Derivative Action, and (2) determine whether it is in the best interests of the Company to pursue claims, seek extrajudicial resolution, or take any other action in connection with any of the allegations or issues raised in the Derivative Action.

On January 16, 2018, Plaintiff and Defendants filed a Stipulation and Order Staying Proceedings in the Derivative Action pending the completion of the SLC’s investigation. The Court entered the stipulation and order the following day, January 17, 2018.

On February 13, 2019, the SLC filed a Motion to Dismiss the Complaint (the “SLC Motion to Dismiss”). Attached as Exhibit A to the SLC Motion to Dismiss was the final report of the SLC’s investigation, which made specific recommendations for corporate governance reforms at El Pollo Loco and concluded that the Company should move to dismiss the Derivative Action and not pursue litigation or take any further action against the Defendants with respect to the allegations in the Complaint.

On June 21, 2019, the SLC produced to Plaintiff certain categories of information related to the SLC’s investigation, which totaled more than 13,000 pages.

On November 27, 2019, Plaintiff noticed a deposition of Carol Lynton, a director of El Pollo Loco, which was taken on December 5, 2019.

On January 15, 2020, Plaintiff noticed a deposition of William R. Floyd, a director of El Pollo Loco, which was taken on January 17, 2020.

On March 30, 2020, Plaintiff, Defendants, and the SLC filed a Stipulation and Order Staying Proceedings for three months due to the COVID-19 pandemic, including because of the unprecedented disruptions the pandemic was causing to the restaurant industry in which El Pollo Loco operates, which was entered by the Court on April 2, 2020.

On June 23, 2020, with the substantial assistance of Clay M. Cogman, Esquire of PADRE (the “Mediator”), Plaintiff and the Settling Defendants agreed in principle to the material terms of the Settlement, including a cash payment of

$625,000 to be paid by or on behalf of the Settling Defendants to El Pollo Loco to be used by the Company for general corporate purposes (the “Settlement Payment”).

The Settlement reflects the results of the Settling Parties’ negotiations. An agreement was reached only after arm’s-length negotiations between the Settling Parties, all of whom were represented by experienced counsel, and who were well- informed regarding the strengths and weaknesses of their respective claims and defenses. Counsel for the Settling Parties concluded that the terms contained in the Stipulation are fair and adequate to the Settling Defendants, El Pollo Loco, and Current El Pollo Loco Stockholders, and that it is reasonable to enter into the Settlement based upon the substantial benefits and protections contained herein. In connection with settlement discussions and negotiations, counsel for the Settling Parties did not negotiate the amount of any application by Plaintiff’s Counsel for an award of attorneys’ fees and expenses.

On April 22, 2021, the Settling Parties entered into the Stipulation setting forth the terms of the Settlement.

On May 18, 2021, the Court entered the Scheduling Order providing for, among other things, scheduling of the Settlement Hearing and provision of this Notice to Current El Pollo Loco Stockholders.

THIS SETTLEMENT, IF APPROVED BY THE COURT ON THE TERMS AND CONDITIONS SET FORTH IN THE STIPULATION WILL INCLUDE, BUT NOT BE LIMITED TO, A RELEASE OF ALL RELEASED PLAINTIFF’S CLAIMS AGAINST THE RELEASED DEFENDANT PERSONS AND OF ALL RELEASED DEFENDANTS’ CLAIMS AGAINST THE RELEASED PLAINTIFF PERSONS, AS THOSE TERMS ARE DEFINED IN SECTION V BELOW.

THE COURT HAS NOT FINALLY DETERMINED THE MERITS OF THE CLAIMS MADE BY PLAINTIFF AGAINST, OR THE DEFENSES OF, THE SETTLING DEFENDANTS. THIS NOTICE DOES NOT IMPLY THAT THERE HAS BEEN OR WOULD BE ANY FINDING OR VIOLATION OF THE LAW OR THAT RELIEF IN ANY FORM OR RECOVERY IN ANY AMOUNT COULD BE HAD IF THE SETTLEMENT HAD NOT BEEN REACHED.

III.WHAT ARE THE TERMS OF THE SETTLEMENT?

Because the Action was brought for the benefit of El Pollo Loco, any benefit or recovery in the Action (whether from the proposed Settlement, any other settlement, or through a judgment in favor of Plaintiff) would go to El Pollo Loco. El Pollo Loco stockholders will not receive any direct payment as a result of the Settlement and will not need to fill out any kind of claims form as a result of the Settlement.

In accordance with the terms of the Stipulation and in consideration for the full and final settlement between the Settling Parties and the release of all Released Plaintiff’s Claims, six hundred and twenty five thousand dollars ($625,000) shall be paid by or on behalf of the Settling Defendants severally and not jointly (the “Settlement Payment”). If the Settlement Payment is not made for any reason, the Stipulation shall be null and void.

The Settlement is contingent on receiving approval from the Court.

IV.WHY ARE THE PARTIES SETTLING?

Plaintiff and Plaintiff’s Counsel thoroughly considered the facts and law underlying the claims asserted in the Action. Although Plaintiff and Plaintiff’s Counsel believe that the claims asserted against the Settling Defendants have merit, the Court could adopt the Settling Defendants’ view of the underlying evidence, and could enter judgment for the Settling Defendants, dismissing them from the Action either before or after trial. Plaintiff and Plaintiff’s Counsel also considered the expense and length of continued proceedings necessary to pursue their claims against the Settling Defendants through trial, as well as the uncertainty of appeals.

In light of the substantial monetary recovery included in the Settlement, and on the basis of information available to them, including publicly available information and discovery obtained from the Settling Defendants, Plaintiff and

Plaintiff’s Counsel have determined that the proposed Settlement is fair, reasonable, adequate, and in the best interests of El Pollo Loco and El Pollo Loco’s stockholders. The Settlement provides substantial immediate benefits to El Pollo Loco and El Pollo Loco’s stockholders without the risk that continued litigation could result in obtaining similar or lesser relief after continued extensive and expensive litigation, including trial and the appeals that were likely to follow.

The Settling Defendants, who believe that they have substantial defenses to the claims alleged against them in the Action, have denied and continue to deny the allegations of wrongdoing, allegations of liability, and the existence of any damages asserted in or arising from the Action; have denied and continue to deny that they have committed any violation of law or breaches of duty or have engaged in any of the alleged wrongful acts; and expressly maintain that they have diligently and scrupulously complied with the fiduciary and other legal duties. Nevertheless, the Settling Defendants have concluded that further litigation in connection with the Action would be time-consuming and expensive. The Settling Defendants are entering into the Settlement solely because it will eliminate the distraction, burden, delay, and expense of further litigation involving the Released Claims, and will permit the operation of El Pollo Loco without further distraction to and diversion of its directors and executives with respect to the Action.

V.WHAT WILL HAPPEN IF THE SETTLEMENT IS APPROVED?
WHAT CLAIMS WILL THE SETTLEMENT RELEASE?

If the Settlement is approved, the Court will enter an order and partial final judgment (the “Order and Partial Final Judgment”). Pursuant to the Order Partial Final Judgment, upon the Effective Date of the Settlement, the Settling Defendants will be dismissed with from the Action with prejudice and the following releases will occur:

Release of Claims by Plaintiff, El Pollo Loco, and Current El Pollo Loco Stockholders: El Pollo Loco, Plaintiff (individually and on behalf of El Pollo Loco), and each Current El Pollo Loco Stockholder (solely in their capacity as El Pollo Loco stockholders), and each of their respective heirs, executors, administrators, trusts, trustees, estates, beneficiaries, legatees, insurers, reinsurers, predecessors, successors, and assigns (and assignees of each of the foregoing), shall fully, finally, and forever release, relinquish, and discharge the Released Defendant Persons from and with respect to every one of the Released Plaintiff’s Claims, and shall thereupon be forever barred and enjoined from commencing, instituting, prosecuting, or continuing to prosecute any Released Plaintiff’s Claims against any of the Released Defendant Persons.

“Released Plaintiff’s Claims” means any Claims including known and Unknown Claims, against any of the Released Defendant Persons that (i) were asserted or could have been asserted in the Derivative Action by or on behalf of the Company; (ii) would have been barred by res judicata had the Derivative Action been fully litigated to final judgment; or (iii) could have been, or could in the future be, asserted derivatively in any forum or proceeding or otherwise against any of the Released Defendant Persons that in any way concern or arise out of or relate to any of the subject matters, allegations, transactions, facts, occurrences, representations, statements, or omissions alleged, involved, set forth, or referred to in the Derivative Action; provided, however, that nothing herein shall in any way release, waive, impair, or restrict the rights of any Settling Party to enforce the terms of this Settlement.

“Released Defendant Persons” means, whether or not each or all of the following Persons or entities were named, served with process, or appeared in the Derivative Action: (i) Bogeajis, Roberts, Sather, Valle, Ammerman, and Borgese; (ii) any Person that is or was related to or affiliated with any or all of the foregoing in (i); and (iii) with respect to the individuals and entities set forth or described in (i) and (ii), each of their respective heirs, trusts, trustees, executors, estates, administrators, beneficiaries, distributees, agents, employees, fiduciaries, partners, control persons, partnerships, general or limited partners or partnerships, joint ventures, member firms, limited liability companies, corporations, parents, subsidiaries, divisions, affiliates, associated entities, stockholders, principals, officers, managers, directors, managing directors, members, managing members, managing agents, predecessors, predecessors-in-interest, successors, successors-in- interest, assigns, financial or investment advisors, advisors, consultants, investment bankers, entities providing any fairness opinion, underwriters, brokers, dealers, lenders, commercial bankers, attorneys (including, without limitation, the Officer Defendants’ Counsel and the Outside Director Defendants’ Counsel), personal or legal representatives, accountants, insurers, co-insurers, reinsurers, and associates, of each and all of the foregoing and any entity in which any of individuals or entities set forth or described in (i) and (ii) has a direct financial interest. “Released Defendant Persons” excludes Trimaran and any Person that is or was related or affiliated with Trimaran.

Release of Claims by Settling Defendants: Each of the Settling Defendants and each of their respective heirs, executors, administrators, trusts, trustees, estates, beneficiaries, legatees, insurers, reinsurers, predecessors, successors, and assigns (and assignees of each of the foregoing) shall thereupon fully, finally, and forever release, relinquish, and discharge the Released Defendants’ Claims against the Released Plaintiff Persons.

“Released Defendants’ Claims” means any Claims that could have been asserted in the Derivative Action, or in any court, tribunal, forum, or proceeding by the Settling Defendants or any of their respective successors and assigns against any of Released Plaintiff Persons, which arise out of the institution, prosecution, settlement, or dismissal of the Derivative Action, provided, however, that (i) the Released Defendants’ Claims shall not include claims to enforce the Settlement and (ii) nothing herein shall release or otherwise affect any rights between or among the Settling Defendants and/or their insurance carriers, including indemnification and contribution.

“Released Plaintiff Persons” means Plaintiff and Plaintiff’s Counsel, and each of their immediate family members, spouses, heirs, executors, administrators, successors, trustees, attorneys, personal or legal representatives, advisors, estates, assigns, and agents thereof.

“Claims” mean any and all manner of claims, controversies, demands, rights, liabilities, losses, obligations, duties, damages, diminutions in value, costs, debts, expenses, interest, penalties, fines, sanctions, fees, attorneys’ fees, expert or consulting fees, actions, potential actions, causes of action, suits, agreements, judgments, decrees, matters, issues and controversies of any kind, nature or description whatsoever, whether disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, which now exist, or heretofore or previously existed, whether direct, derivative, individual, class, representative, legal, equitable or of any other type, or in any other capacity.

“Unknown Claims” means any Claims that the Company, any Settling Party or any Current El Pollo Loco Stockholder (claiming in the right of, or on behalf of, the Company) does not know or suspect to exist in his, her, or its favor at the time of the release of the Released Claims that, if known by him, her, or it, might have affected his, her, or its settlement with and release of the Released Claims, or might have affected his, her, or its decision not to object to this Settlement. Unknown Claims include those Claims in which some or all of the facts comprising the Claim may be unsuspected or undisclosed. With respect to any and all Released Claims, including Unknown Claims, the Settling Parties and the Company stipulate and agree that, upon the Effective Date, they shall expressly waive, and every Current El Pollo Loco Stockholder shall be deemed to have, and by operation of the Judgment shall have, expressly waived the provisions, rights, and benefits of California Civil Code § 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

The Settling Parties and El Pollo Loco shall expressly waive, and every Current El Pollo Loco Stockholder who is not a Settling Defendant shall be deemed to have, and by operation of the Order and Partial Final Judgment shall have, expressly waived any and all provisions, rights, and benefits conferred by any law of any state or territory of the United States, or principle of common law or foreign law, which is similar, comparable or equivalent in effect to California Civil Code § 1542. The Settling Parties and the Company may hereafter discover facts in addition to or different from those which he, she, or it now knows or believes to be true with respect to the subject matter of the Released Claims, but the Settling Parties and the Company shall expressly have, and every Current El Pollo Loco Stockholder shall be deemed to have, and by operation of the Order and Partial Final Judgment shall have, fully, finally, and forever settled and released any and all Released Claims, known or unknown, suspected or unsuspected, contingent or noncontingent, which now exist, or heretofore have existed, upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct which is negligent, reckless, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts. The Settling Parties and the Company acknowledge, and every Current El Pollo Loco Stockholder who is not a Settling Defendant shall be deemed by operation of the Judgment to have acknowledged, that the foregoing waivers were separately bargained for and a key element of the Settlement of which this release is a material and essential part.

Pending final determination by the Court of whether the Settlement should be approved, all proceedings in the Action as to the Settling Defendants, other than proceedings necessary to carry out or enforce the terms and conditions of the Stipulation, have been stayed. By order of the Court, pending final determination of whether the Settlement should be approved, Plaintiff and all other El Pollo Loco Stockholders are barred and enjoined from commencing, instituting, or prosecuting any of the Released Plaintiff’s Claims against any of the Released Defendant Persons.

VI.WHEN AND WHERE WILL THE SETTLEMENT HEARING BE
HELD? CAN I APPEAR AT THE SETTLEMENT HEARING?

The Court will consider the Settlement and all matters related to the Settlement at the Settlement Hearing. The Settlement Hearing will be held before The Honorable Kathaleen St. J. McCormick, Chancellor, on September 10, 2021, at 1:30 p.m., at the Court of Chancery of the State of Delaware, Leonard L. Williams Justice Center, 500 North King Street, Wilmington, Delaware 19801. The Court may change the date or time of the Settlement Hearing without further notice to El Pollo Loco stockholders.

At the Settlement Hearing, the Court will, among other things: (a) determine whether each of the provisions of Court of Chancery Rule 23.1 has been satisfied with respect to the Settlement; (b) determine whether Plaintiff and Plaintiff’s Counsel have adequately represented the interests of El Pollo Loco and El Pollo Loco Stockholders; (c) determine whether the proposed Settlement described in the Stipulation is fair, reasonable, and adequate to Plaintiff, El Pollo Loco and El Pollo

Loco Stockholders, and should be approved by the Court; (d) determine whether the Order and Partial Final Judgment should be entered dismissing the Settling Defendants from the Action with prejudice; (e) enter the Bar Order; (f) hear and consider any objections to the proposed Settlement; and (g) consider any other matters that may properly be brought before the Court in connection with the proposed Settlement.

The Court has reserved the right to adjourn or continue the Settlement Hearing without further notice to you other than by announcement at the Settlement Hearing or any adjournment thereof. The Court has further reserved the right to approve the Settlement, at or after the Settlement Hearing, with such modifications as may be consented to by the Parties and without further notice of any kind.

Any Current El Pollo Loco Stockholder who wishes to contest the approval of the terms and conditions of the Settlement, or, if approved, the Order and/or Partial Final Judgment to be entered shall no later than August 27, 2021 (14 calendar days before the Settlement Hearing), file with the Register in Chancery, Court of Chancery, Leonard L. Williams Justice Center, 500 North King Street, Wilmington, Delaware 19801, a written objection to the Settlement setting forth (a) the nature of the objection, (b) proof of ownership of El Pollo Loco common stock as of the date of the execution of the Stipulation and through the date of filing the objection, including the number of shares of El Pollo Loco common stock held and the date of purchase, (c) any and all documentation or evidence in support of such objection, and (d) the identities of any cases, by name, court, and docket number, in which the stockholder or his, her, or its attorney has objected to a settlement in the last three

(3) years. If such stockholder also intends to appear and requests to be heard at the Settlement Hearing, whether in person or through his, her, or its attorney, such stockholder must have, in addition to the requirements of above, must file with the Register in Chancery by no later than August 27, 2021: (a) a written notice of such stockholder’s intention to appear at the Settlement Hearing; (b) a statement that indicates the basis for such appearance; (c) the identities of any witnesses the stockholder intends to call at the Settlement Hearing and a statement as to the subjects of their testimony; and (d) any and all evidence that would be presented at the Settlement Hearing. Any such filings with the Court must also be served upon each of the following counsel (by hand or first-class U.S. mail) such that they are sent no later than August 27, 2021:

Counsel for Plaintiff	Counsel for Settling Defendants
Peter B. Andrews, Esquire Craig J. Springer, Esquire Andrews & Springer LLC 4001 Kennett Pike Suite 250 Wilmington, Delaware 19807 (302) 504-4957

Raymond J. DiCamillo, Esquire
Kevin M. Gallagher, Esquire
Richards, Layton & Finger, P.A.
920 North King Street
Wilmington, Delaware 19801
(302) 651-7700

Peter J. Walsh, Jr., Esquire
Matthew F. Davis, Esquire
Callan R. Jackson, Esquire
Potter Anderson & Corroon LLP
Hercules Plaza
1313 North Market Street
Wilmington, Delaware 19801
(302) 984-6000

Unless the Court orders otherwise, any person or entity who or that does not make his, her or its objection in the manner described above shall be deemed to have waived his, her or its right to object to any aspect of the proposed Settlement and the Order and Partial Final Judgment and shall be forever barred from objecting to the fairness, reasonableness, or adequacy of the Settlement or from otherwise being heard concerning the Settlement in this or any other proceeding.

VII.CAN I SEE THE COURT FILE?
WHOM SHOULD I CONTACT IF I HAVE QUESTIONS?

This Notice contains only a summary of the terms of the proposed Settlement. You may view the full Stipulation at the following website: https://investor.elpolloloco.com/corporate-governance. Additionally, for more detailed information about the matters involved in the Action, you may view the papers on file in the Action during regular office hours at the Office of the Register in Chancery in the Court of Chancery of the State of Delaware, Leonard L. Williams Justice Center, 500 North King Street, Wilmington, Delaware 19801. If you have questions regarding the Settlement, you may write or call the following representatives for Plaintiff’s Counsel:

Peter B. Andrews, Esquire Craig J. Springer, Esquire Andrews & Springer LLC 4001 Kennett Pike Suite 250 Wilmington, Delaware 19807 (302) 504-4957	Peter Safirstein, Esquire Elizabeth S. Metcalf, Esquire Safirstein Metcalf LLP 1345 Avenue of the Americas 2nd Floor New York, New York 10105 (212) 201-2845

DO NOT CALL OR WRITE THE COURT OR THE OFFICE OF THE REGISTER IN CHANCERY REGARDING THIS NOTICE.

Dated: May 21, 2021

Register in Chancery